LIMITED POWER OF A ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
The undersigned makes, constitutes and appoints each of Jonathon M. Singer and Joshua H. DeRienzis as the undersigned's true and lawful attorney-in-fact. with full power and authority as described below on behalf of and in the name, place and stead of the undersigned to: ( I) prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 (including any amendments to such Forms) with respect to the securities of RTI Surgical Holdings, Inc., a Delaware corporation (the "Company"). with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable Under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act"): (2) seek or obtain!l as the undersigned's representative and on the undersigned's behalf. information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and (3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the above. The undersigned acknowledges that: (1) this Limited Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information: (2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion!l deems necessary or desirable; (3) neither the Company nor such attorney-in-fact assumes: (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act. (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (4) this Limited Power of Attorney docs not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act. The undersigned gives and grants the above attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite. necessary or appropriate to be done in and about the above matters as fully to all intents and purposes as the undersigned might or could do if present. ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact or until the undersigned is no longer required to file Forms 3. 4. and 5 with regards to the undersigned's ownership of. or transaction in the Company's securities.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of July. 2020.




William Scott Durall
Signature


William Scott Durall
Print Name

State of California
County of San Diego

Subscribed and sworn to (or affirmed) before me on this 15th day of July 2020 by William Scott Durall provided to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

Signature of Notary

My commission expires: May 26, 2021